Exhibit 1.1

Pitney Bowes Inc.

Debt Securities
Warrants to Purchase Debt Securities

Underwriting Agreement

Standard Provisions

February 26, 2013

To the Representatives of the
several Underwriters named in the
respective Pricing Agreements
hereinafter described

Ladies and Gentlemen:

Pitney Bowes Inc., a Delaware corporation (the “Company”), from time to time may enter into one or more pricing agreements (each a “Pricing Agreement”) in the form of Annex I, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities or warrants to purchase debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Firm Securities”). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional principal amount of Securities, specified in such Pricing Agreement as provided in Section 2 (the “Optional Securities”). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 2 are collectively called the “Designated Securities.” The Pricing Agreement may designate a lead underwriter or underwriters (collectively, the “Representatives”) for the particular issue of Designated Securities. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.

The standard provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Pricing Agreement relating to a particular issue of Securities. The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the senior or subordinated indenture (the “Indenture”) identified in such Pricing Agreement.

This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the

Securities. The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of the Firm Securities, the maximum aggregate principal amount of the Optional Securities, if any, any initial public offering price of such Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representative(s) of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm Securities and Optional Securities, if any, and payment therefor. The Pricing Agreement also shall specify the summary terms of such Designated Securities. The Pricing Agreement, including these standard provisions incorporated therein by reference, is referred to as “this Agreement.” A Pricing Agreement shall be in the form of an executed writing, which may be in counterparts, and may be evidenced by an exchange of email communications or any other rapid transmission device designed to produce a written record of communications transmitted. If there is more than one Underwriter for the Designated Securities, the obligations of those Underwriters under this Agreement shall be several and not joint.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and: (i) if the Designated Securities are either senior or subordinated debt securities (“Debt Securities”), in or pursuant to Indenture; (ii) if the Designated Securities are warrants (“Warrants”), in or pursuant to a warrant agreement (the “Warrant Agreement”) identified in the Pricing Agreement; and (iii) if the Designated Securities are debt securities subject to the Warrants (“Warrant Debt Securities”), in or pursuant to the indenture identified in the Pricing Agreement.

1. Representations and Warranties. The Company represents and warrants to each Underwriter named in Schedule I to the applicable Pricing Agreement, as of the date thereof and as of the Time of Delivery (as defined in Section 3) as follows:

(a) An automatic shelf registration statement (the “Registration Statement”) (No. 333-176957) on Form S-3 in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and has become effective under the Securities Act, and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The term “Registration Statement” as of any time means the registration statement as amended by any amendment thereto as of such time, registering the offer and sale of the Designated Securities, among other securities, in the form then filed by the Company with the Commission, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof at such time, that has not been superseded or modified. “Registration Statement” without reference to a time means the registration statement as amended as of the time of the first contract of sale for the Designated Securities, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to the Designated Securities (within the meaning of Rule

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430B(f)(2)). For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or 430C, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of any prospectus and no notice pursuant to Rule 401(g)(2) have been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission. The term “Statutory Prospectus” means, collectively, (i) the prospectus relating to the various securities of the Company, including the Designated Securities, that is included in the Registration Statement (the “Base Prospectus”) and (ii) any preliminary prospectus supplement that the Company provided to the Underwriters for conveyance to investors prior to the execution of the applicable Pricing Agreement and filed by the Company with the Commission pursuant to Rule 424(b), in each case, including any document incorporated by reference therein. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Statutory Prospectus only as of the actual time that such form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b). The term “Prospectus” means, collectively, the Base Prospectus and the final prospectus supplement relating to the Designated Securities filed by the Company with the Commission pursuant to Rule 424(b) that discloses any initial public offering price and other final terms of the Designated Securities and otherwise satisfies Section 10(a) of the Securities Act, in each case, including any document incorporated by reference therein. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Designated Securities in the form filed or required to be filed by the Company with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) The Registration Statement, the Prospectus and the Statutory Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder.

(c) The documents incorporated by reference in the Prospectus and the General Disclosure Package (as defined below), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder. Any further documents so filed and incorporated by reference in the Prospectus and the General Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

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(d) The Registration Statement as of each effective date did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(d) shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus or (ii) any Form T-1 Statement of Eligibility included as an exhibit to the Registration Statement.

(e) As of the Applicable Time (as defined in the applicable Pricing Agreement), the Issuer Free Writing Prospectus(es) identified on Schedule III to the applicable Pricing Agreement, the Final Term Sheet (as defined below) and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any documents included in the General Disclosure Package based upon written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(f) Each Issuer Free Writing Prospectus, as of its issue date, as of the date hereof and at all subsequent times through the completion of the offer and sale of the Designated Securities (unless the Issuer shall have provided the notice referred to in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c) under the Securities Act) with the information then contained in the Registration Statement, the General Disclosure Package or the Prospectus. If prior to the completion of the offer and sale of the Designated Securities at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company represents that it (i) will promptly notify the Representatives of the Underwriters and (ii) will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof. The conditions to the use of the Form S-3 automatic shelf registration statement in connection with the offering and sale of the Designated Securities have been satisfied. As of the determination date applicable to the Registration Statement or any amendment

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thereto and the offering of the Designated Securities thereunder, the Company was a “well-known seasoned issuer” as defined in Rule 405; and at the time of original filing of the Registration Statement, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Designated Securities and at the execution of the Pricing Agreement relating to the Designated Securities, the Company was not an “ineligible issuer” as defined in Rule 405.

(h) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development reasonably likely to result in a material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(i) The financial statements (including notes), together with any supporting schedules thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto and except for changes required by changes in such accounting principles. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except that any non-GAAP financial measures have not been presented in accordance with GAAP. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

(k) This Underwriting Agreement has been, and the applicable Pricing Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

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(l) The Designated Securities have been duly authorized. When the Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to the Firm Securities, and in the case of any Optional Securities pursuant to Options (as defined in Section 2) with respect to such Optional Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m) The Indenture has been duly authorized, executed and delivered by the Company. At each Time of Delivery (as defined in Section 3) for the Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(n) The issue and sale of the Designated Securities by the Company to the Underwriters will not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party that is material to the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, other than any such conflict, breach, violation or default that is not reasonably likely to result in a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body will be required to be obtained by the Company for the issue and sale by the Company of the Designated Securities being delivered at such Time of Delivery, except such as have been, or will have been prior to such Time of Delivery, obtained or made under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(o) The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and

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(D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) The Company employs disclosure controls and procedures that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer or officers and principal financial officer or officers.

(q) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) The relationship between the Company and each of the Underwriters is an arms’-length commercial relationship and accordingly, none of the Underwriters is acting as a financial advisor or fiduciary to the Company or any other person, including with respect to the determination of terms of the Designated Securities or the offering thereof. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company acknowledges and agrees to consult with its own advisors concerning such

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matters and that it shall be responsible for making its own independent investigation and appraisal of the transactions contemplated in this Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

2. Sale and Delivery.

(a) Pursuant to a Pricing Agreement applicable to any Designated Securities, and upon the basis of the representations and warranties, and subject to the conditions set forth, in this Agreement, the Company will agree to sell to the several Underwriters named in such Pricing Agreement and such Underwriters will agree to purchase from the Company, severally and not jointly, at the respective purchase prices set forth in the Pricing Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery: (i) the principal amounts of Debt Securities set forth opposite their names in Schedule I to such Pricing Agreement, less their respective amounts of the Contract Debt Securities (as defined below), if any, as determined as provided below; or (ii) Warrants to purchase the principal amounts of Warrant Debt Securities set forth opposite their names in Schedule I to such Pricing Agreement, less their respective amounts of the Contract Warrant Securities (as defined below), if any, as determined as provided below. Debt Securities and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are referred to as “Contract Debt Securities” and “Contract Warrants,” respectively, and collectively as the “Contract Securities.”

(b) The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an “Option”) to purchase at their election up to the aggregate principal amount of Optional Securities specified in such Pricing Agreement, on the same terms as the Firm Securities plus accrued interest, if any, from the First Time of Delivery (as defined below) to, but excluding, the Time of Delivery of such Optional Securities, for the sole purpose of covering over-allotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

(c) The aggregate principal amount of Optional Securities to be added to the aggregate principal amount of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the aggregate principal amount of Optional Securities that the Company has been advised by the Representatives have been attributed to such Underwriter. If the Company has not been so advised, the aggregate principal amount of Optional Securities to be so added shall be, in each case, that aggregate principal amount

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of Optional Securities which the aggregate principal amount of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate principal amount of Firm Securities (rounded as the Representatives may determine to the nearest $1,000). The aggregate principal amount of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate principal amount of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate principal amount of Optional Securities which the Underwriters elect to purchase.

(d) (i) If so indicated in the applicable Pricing Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts (“Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate principal amount of Contract Debt Securities and the aggregate principal amount of Warrant Debt Securities for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in the Pricing Agreement. As of the applicable Time of Delivery, the Company will pay to the Representatives as compensation, for the accounts of the Underwriters, the fee specified in the Pricing Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

(ii) If the Designated Securities are Debt Securities, the deduction for the Contract Debt Securities referred to above shall become effective upon the execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts. Such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Contract Debt Securities as the principal amount of Debt Securities set forth opposite its name in such Pricing Agreement bears to the aggregate principal amount of Debt Securities set forth in such Pricing Agreement.

(iii) If the Designated Securities are Warrants and Debt Warrant Securities, the deduction for the Contract Warrants referred to above shall become effective upon the execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts. Such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Debt Warrant Securities for which Contract Warrants are exercisable as the principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth opposite its name in such Pricing Agreement bears to the aggregate principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth in such Pricing Agreement.

3. Payment. Firm Securities and Optional Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such

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Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance as specified in such Pricing Agreement:

(i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being called the “First Time of Delivery”; and

(ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the “Second Time of Delivery.”

Each such time and date for delivery is called a “Time of Delivery.”

4. Covenants. The Company agrees with each of the Underwriters of any Designated Securities that:

(a) It will prepare the Statutory Prospectus and the Prospectus, as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and will file the Statutory Prospectus and the Prospectus pursuant to, and within the time frame specified by, Rule 424(b) of the Securities Act Regulations.

(b) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided, however, that the Issuer Free Writing Prospectuses listed in Schedule III, if any, to the applicable Pricing Agreement shall be deemed consented to by the Representatives. Any such free writing prospectus consented to in writing, or deemed consented to, in accordance with the preceding sentence is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(c) The Company will prepare a final term sheet that will include the final terms of the Designated Securities and their offering in the form specified in Schedule IV to the applicable Pricing Agreement (the “Final Term Sheet”) and, subject to the consent of the Representatives, will file such Final Term Sheet within the period required by Rule

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433(d)(5)(ii). Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Designated Securities or their offering or (ii) information that describes the final terms of the Designated Securities or their offering and that is or is to be included in the Final Term Sheet of the Company contemplated above or (b) other customary information that is neither “issuer information,” as defined in Rule 433 under the Securities Act, or otherwise an Issuer Free Writing Prospectus.

(d) It will not make any amendment or supplement to the Registration Statement, the Prospectus or the General Disclosure Package after the Applicable Time relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities that shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof.

(e) It will advise the Representatives promptly of any such amendment or supplement after such Time of Delivery for such Designated Securities and will furnish the Representatives with copies thereof.

(f) It promptly will file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (or but for the exemption in Rule 172 would be required) in connection with the offering or sale of such Designated Securities, and during such same period it will advise the Representatives, promptly after it receives notice thereof, of:

(i) the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Statutory Prospectus or the Prospectus has been filed with the Commission;

(ii) the issuance by the Commission of any stop order, any Rule 401(g)(2) notice or any order preventing or suspending the effectiveness of the Registration Statement or the use of any prospectus relating to the Designated Securities;

(iii) the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction; and

(iv) the initiation or threatening of any proceeding for any such purpose or of any request by the Commission with respect to amending or supplementing the Registration Statement, Statutory Prospectus or Prospectus or for additional information and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

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(g) It promptly will take such action as the Representatives reasonably may request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives reasonably may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities. In connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of the applicable Pricing Agreement and from time to time, it will deliver written and electronic copies of the Prospectus as amended or supplemented to the Underwriters in New York City, in such quantities as the Representatives reasonably may request. If the delivery of a prospectus is required (or but for the exemption in Rule 172 would be required) at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, to file under the Exchange Act any document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act or to file a new registration statement pursuant to Section 4(k), the Company will notify the Representatives and upon their request will file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives from time to time reasonably may request of an amended Registration Statement, General Disclosure Package or Prospectus or a supplement to the Registration Statement, the General Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance or filing, as applicable.

(i) It will make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations.

(j) During the period of 30 days from the date of the Pricing Agreement for such Designated Securities, the Company will not, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of any debt securities that mature more than one year after the last Time of Delivery for such Designated Securities and that are substantially similar to such Designated Securities, or securities exchangeable for or convertible into such debt securities, without the prior

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written consent of the Representatives; provided, that the Company may issue and sell the Designated Securities to be sold pursuant to such Pricing Agreement.

(k) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Designated Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Designated Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Designated Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the expired registration statement relating to the Designated Securities. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(l) If at any time when Designated Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Designated Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case maybe.

(m) The Company agrees to pay the required Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

5. Payment of Expenses. The Company will pay or cause to be paid the following:

(i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Term Sheet and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

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(ii) all expenses in connection with the qualification of the Securities for offering and sale under the United States state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky Memorandum or Legal Investment Survey;

(iii) any fees charged by securities rating services for rating the Securities;

(iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities;

(v) the cost of printing or reproducing the Securities;

(vi) if applicable, the fees and expenses in connection with the preparation and filing of a registration statement on Form 8‑A relating to the Designated Securities and all costs and expenses incident to listing the Designated Securities on the New York Stock Exchange; and

(vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities.

Except as provided in this Section 5, and Sections 7 and 10, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them and any advertising expenses connected with any offers they may make.

6. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Statutory Prospectus and the Prospectus as amended or supplemented in relation to such Designated Securities shall have each been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a). No stop order suspending the effectiveness of the Registration Statement or any part thereof or the use of any prospectus and no notice pursuant to Rule 401(g)(2) shall have been issued and no proceeding for those purposes shall have been initiated or, to the knowledge of the Company, threatened by the Commission. All requests for additional

14

information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery for such Designated Securities, with respect to the valid existence of the Company, the validity of the Designated Securities, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Representatives reasonably may request, and such counsel shall have received such documents and information as they reasonably may request to enable them to pass upon such matters.

(c) The Company’s in-house counsel shall have furnished to the Representatives his or her written opinion or opinions, dated each Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives.

(d) Gibson, Dunn & Crutcher LLP, or other counsel for the Company satisfactory to the Representatives, shall have furnished to the Representatives a written opinion or opinions, dated each Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives.

(e) At the date of the applicable Pricing Agreement, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of such Pricing Agreement, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. At each Time of Delivery, such independent accountants shall have furnished to the Representatives a letter, dated such Time of Delivery, to the effect that they reaffirm the statements made in the letter referred to above, except that the specified date referred to therein shall be a date not more than three business days prior to such Time of Delivery.

(f) Except as set forth in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any change, or any development reasonably likely to result in a change, in or affecting the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Securities or Optional Securities or both on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities.

(g) On or after the execution of the Pricing Agreement relating to the Designated Securities: (i) no downgrading shall have occurred in the rating accorded the

15

Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability.

(h) On or after the execution of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus as amended or supplemented relating to the Designated Securities.

(i) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities a certificate or certificates of the Company, executed on behalf of the Company by its chief financial officer and treasurer, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue

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statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or (b), shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, subject to the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 7(a) or (b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party will have the right to participate and to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) such indemnifying party fails to assume such indemnified party’s defense or to employ counsel satisfactory to such indemnified party in a timely manner, (ii) such indemnified party has reasonably concluded that a conflict or potential conflict exists between such indemnified party and an indemnifying party or (iii) such indemnified party has determined that one or more defenses may be available to it that are not available to an indemnifying party (it being understood that in the case of clause (i), (ii) or (iii) no

17

indemnifying party will have the right to assume the defense of such action on behalf of such indemnified party). Subject to the foregoing, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Without the written consent of the indemnified party, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this Section 7(d) shall be deemed to include any legal or

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other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If there is more than one Underwriter for the Designated Securities, the obligations of the Underwriters of Designated Securities in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Default by One or More Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Firm Securities or Optional Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives in their discretion may arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Securities or Optional Securities, as the case may be, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes thereby may be made necessary in the Registration Statement, the General Disclosure Package or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company promptly will file any amendments or supplements to the Registration Statement, the Statutory Prospectus or the Prospectus that in the opinion of the Representatives thereby may be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

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(b) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 8(a), the aggregate principal amount of such Designated Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Firm Securities or Optional Securities, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Firm Securities or Optional Securities, as the case may be, that such Underwriter agreed to purchase under the Pricing Agreement relating to such Firm Securities or Optional Securities, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Firm Securities or Optional Securities, as the case may be, that such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Securities or Optional Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 8(a), the aggregate principal amount of Firm Securities or Optional Securities, as the case may be, that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Firm Securities or Optional Securities, as the case may be, as referred to in Section 8(b), or if the Company shall not exercise the right described in Section 8(b) to require non-defaulting Underwriters to purchase the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Securities or Optional Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 and the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation or any statement as to the results thereof made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

10. Termination. If any Pricing Agreement or Option shall be terminated pursuant to Section 8, the Company shall not then be under any liability to any Underwriter with respect to the Firm Securities or Optional Securities covered by such Pricing Agreement except as provided in Sections 5 and 7; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, other than the occurrence of an event described in Section 6(h)(i), (iii), (iv) or (v), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making

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preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 5 and 7.

11. Representatives. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Parties. This Agreement (including each Pricing Agreement) shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement (including any such Pricing Agreement). No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

14. Time. Time shall be of the essence of each Pricing Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

15. Governing Law. This Agreement (including each Pricing Agreement) shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement (including each Pricing Agreement) may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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Annex I

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tyron Street
Charlotte, North Carolina 28202

February 26, 2013

Ladies and Gentlemen:

Pitney Bowes Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, Standard Provisions, dated February 26, 2013 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I (the “Underwriters”) the Securities specified in Schedule II (the “Designated Securities”), consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus or the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) or the General Disclosure Package, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus or the General Disclosure Package, as amended or supplemented prior to the execution of this Pricing Agreement, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 11 of the

Underwriting Agreement and the address of the Representatives referred to in Section 12 of the Underwriting Agreement are set forth in Schedule II.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference: (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I; and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II that portion of the principal amount of Optional Securities as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election the Optional Securities on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of Firm Securities. If the election to purchase Optional Securities is exercised as to all or any portion of the Optional Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the Optional Securities as to which the option is being exercised that is equal to the proportion of the Firm Securities set forth opposite the name of such Underwriter in Schedule I (rounded as the Representatives may determine up or down to either of the two nearest multiples of $25.00).  Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Pitney Bowes Inc.

By:	/s/ Michael Monahan
Name: Michael Monahan
Title: EVP & CFO

By:	/s/ Helen Shan
Name: Helen Shan
Title: VP Finance & Treasurer

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Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Gregory Mitsch
	Name:	Gregory Mitsch
	Title:	Managing Director
Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	ED

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

On behalf of themselves and the other Underwriters

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SCHEDULE I

Underwriter	Principal Amount of Firm Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$93,750,000
Morgan Stanley & Co. LLC	$93,750,000
Wells Fargo Securities, LLC	$93,750,000
RBC Capital Markets, LLC	$22,500,000
HSBC Securities (USA) Inc	$18,750,000
RBS Securities Inc	$18,750,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$2,812,500
BNY Mellon Capital Markets, LLC	$2,812,500
HRC Investment Services, Inc	$2,812,500
J.J.B. Hilliard, W.L. Lyons, LLC	$2,812,500
Janney Montgomery Scott LLC	$2,812,500
Robert W. Baird & Co. Incorporated	$2,812,500
Southwest Securities, Inc	$2,812,500
U.S. Bancorp Investments, Inc	$2,812,500
Advisors Asset Management, Inc	$937,500
B.C. Ziegler and Company	$937,500
C.L. King & Associates, Inc	$937,500
D.A. Davidson & Co	$937,500
Davenport & Company LLC	$937,500
KeyBanc Capital Markets Inc	$937,500
Lebenthal & Co., LLC	$937,500
Mesirow Financial, Inc	$937,500
Oppenheimer & Co. Inc	$937,500
Sterne, Agee & Leach, Inc	$937,500
Wedbush Securities Inc	$937,500
William Blair & Company, L.L.C	$937,500
Total	$375,000,000

SCHEDULE II

DESIGNATED SECURITIES

Title of Designated Securities:

6.70% Notes due 2043

Applicable Time:

5:30 p.m. (New York City time), February 26, 2013

Rank: Senior

Aggregate principal amount of Firm Securities:

$375,000,000

Aggregate principal amount of Optional Securities:

$50,000,000

Initial Public Offering Price:

100% of the principal amount of the Designated Securities plus accrued interest, if any, from the Time of Delivery

Purchase Price by Underwriters:

96.850% of the principal amount of the Designated Securities

Form of Designated Securities:

Book-entry only form represented by a global security deposited with The Depository Trust Company (“DTC”) or its designated custodian.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

9:00 a.m. (New York City time), March 7, 2013

Indenture:

Indenture dated as of February 14, 2005 (the “Initial Indenture”), between the Company and Citibank, N.A., as trustee, and the First Supplemental Indenture (the “First

Supplemental Indenture,” and together with the Initial Indenture, the “Indenture”), dated as of October 23, 2007 by and among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”) and Citibank, N.A., as resigning trustee.

Stated Maturity Date:

March 7, 2043

Interest Rate:

6.70% per year

Interest Payment Dates:

7th of every March, June, September and December, commencing June 7, 2013

Regular Record Dates:

15 calendar days immediately preceding an Interest Payment Date

Currency of Denominations:

United States dollars

Currency of Payment:

United States dollars

Optional Redemption:

At any time or from time to time on or after March 7, 2018, in whole or in part, at a redemption price equal to 100% of the principal amount of the Designated Securities being redeemed, plus accrued and unpaid interest, if any, on those Designated Securities to the redemption date. At any time or from time to time before March 7, 2018, in whole or in part, at a redemption price equal to 100% of the principal amount of the Designated Securities being redeemed, plus accrued and unpaid interest, if any, on those Designated Securities to the redemption date, plus a make-whole amount, if any, based on the Reinvestment Rate, which is equal to the sum of (i) 0.55% (55 basis points) and (ii) the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity of those Designated Securities or, if no maturity exactly corresponds, yields for the two published maturities most closely corresponding to such maturity shall be calculated as contemplated above and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded in each of such relevant periods to the nearest month.

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Sinking Fund Provisions:

No sinking fund provisions

Closing Location for Delivery of Designated Securities:

Offices of Sidley Austin llp, New York, New York

Listing Requirements:

The Company will use its best efforts to effect the listing of the Designated Securities on the New York Stock Exchange. Trading of the Designated Securities on the New York Stock Exchange is expected to commence within 30 days after the First Time of Delivery.

Additional Closing Conditions:

None

Dealer Concessions: $0.50 per Designated Security

Reallowance Concession: $0.45 per Designated Security

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Names and addresses of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Phone: (646) 855-5000

Facsimile: (646) 855-5334

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Phone: (212) 761-4000

Facsimile: (212) 761-0260

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202
Attention: Transaction Management

Phone: (704) 410-4880

Facsimile: (704) 410-3026

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SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

1. Final Term Sheet, dated February 26, 2013

SCHEDULE IV

FORM OF FINAL TERM SHEET

Filed Pursuant to Rule 433

Dated February 26, 2013

Registration Statement No. 333-176957

Relating to

Preliminary Prospectus Supplement Dated February 26, 2013 to

Prospectus dated September 22, 2011

Pitney Bowes Inc.

6.70% Notes due 2043

Issuer:	Pitney Bowes Inc.

Security:	6.70% Notes due 2043

Size:	$375,000,000 aggregate principal amount (excluding the underwriters’ over-allotment option to purchase up to $50,000,000 aggregate principal amount of additional notes)

Stated Maturity Date:	March 7, 2043

Coupon (Interest Rate):	6.70% per year

Interest Payment Dates:	7th of every March, June, September and December, commencing June 7, 2013 (record dates: 15 calendar days immediately preceding an Interest Payment Date)

Optional Redemption:	At any time or from time to time on or after March 7, 2018, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, on those notes to the redemption date. At any time or from time to time before March 7, 2018, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, on those notes to the redemption date, plus a make-whole amount, if any, based on the Reinvestment Rate, which is equal to the sum of (i) 0.55% (55 basis points) and (ii) the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity of those notes or, if no maturity exactly corresponds, yields for the two published maturities most closely corresponding to such maturity shall be calculated as contemplated above and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded in each of such relevant periods to the nearest month.

Price to Public:	100% of the principal amount, plus accrued interest, if any, from the Settlement Date

Use of Proceeds:	The Issuer intends to use up to the entire net proceeds from the sale of the notes to purchase a portion of its outstanding 4.875% Notes due 2014, 5.000% Notes due 2015 and 4.750% Notes due 2016 and to pay related costs and expenses. The Issuer intends to use the remainder of such net proceeds, if any, for general corporate purposes. The aggregate principal amount of debt securities that may be purchased, and the aggregate consideration payable therefor, cannot be determined prior to the settlement dates of the tender offer for such debt securities, which are currently anticipated to be March 12, 2013 and March 26, 2013, as applicable.

Trade Date:	February 26, 2013

Settlement Date:	March 7, 2013 (T+7)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Co-Managers:	RBC Capital Markets, LLC
HSBC Securities (USA) Inc.
RBS Securities Inc.

Underwriters:	BB&T Capital Markets, a division of BB&T Securities, LLC
BNY Mellon Capital Markets, LLC
HRC Investment Services, Inc.
J.J.B. Hilliard, W.L. Lyons, LLC
Janney Montgomery Scott LLC
Robert W. Baird & Co. Incorporated
Southwest Securities, Inc.
U.S. Bancorp Investments, Inc.
Advisors Asset Management, Inc.
B.C. Ziegler and Company
C.L. King & Associates, Inc.
D.A. Davidson & Co.
Davenport & Company LLC
KeyBanc Capital Markets Inc.
Lebenthal & Co., LLC
Mesirow Financial, Inc.
Oppenheimer & Co. Inc.
Sterne, Agee & Leach, Inc.
Wedbush Securities Inc.
William Blair & Company, L.L.C.

CUSIP:	724479 506

Expected Listing:	The Issuer will apply to list the notes on the New York Stock Exchange. If approved for listing, trading is expected to commence within 30 days after the original issuance date of the notes.

Expected Ratings (Moody’s/S&P):	Baa2 (Stable)/BBB (Stable)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Morgan Stanley & Co. LLC toll free at 1-866-718-1649, Wells Fargo Securities, LLC toll free at 1-800-326-5897, or Investor Relations of the Issuer collect at (203) 351-6349.

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